Exhibit 99.1

International Headquarters

7150 Mississauga Road

Mississauga, Ontario L5N 8M5

Phone: 905.286.3000

Fax: 905.286.3050

Contact Information:

Laurie W. Little

949-461-6002

laurie.little@valeant.com

VALEANT PHARMACEUTICALS REPORTS

2011 FOURTH QUARTER FINANCIAL RESULTS

Fourth Quarter 2011

•	2011 Fourth Quarter Total Revenue $688.5 million; an increase of 34% over the prior year

•	Pro forma organic growth, excluding the impact of foreign exchange and acquisitions, was 10%

•	2011 Fourth Quarter GAAP EPS $0.18; Cash EPS $0.94

•	2011 Fourth Quarter GAAP Operating Cash Flow $190 million; Adjusted Operating Cash Flow $253 million

Full Year 2011

•	Total 2011 revenue was $2.46 billion

•	Total 2011 pro forma organic growth, excluding the impact of foreign exchange and acquisitions, was 9%

•	Total 2011 GAAP EPS $0.49; Cash EPS $2.93

•	Total 2011 GAAP Operating Cash Flow $676 million; Adjusted Operating Cash Flow $925 million

Mississauga, Ontario — February 27, 2012 — Valeant Pharmaceuticals International, Inc. (NYSE: VRX) (TSX: VRX) announces fourth quarter financial results for 2011.

“We are pleased by our financial results for the fourth quarter and the full year,” said J. Michael Pearson, chairman and chief executive officer. “Our performance continues to demonstrate the strength of our diversified model and our capacity to integrate acquisitions and still deliver strong top-line and bottom-line results.”

Revenue

Total reported revenue was $688.4 million in the fourth quarter of 2011 as compared to $514.6 million in the fourth quarter of 2010 primarily attributable to acquisitions completed in 2011 and the growth of key dermatology brands, partly offset by a negative foreign exchange impact.

Product sales were $654.2 million in the fourth quarter of 2011, as compared to $488.7 million in the 2010 year quarter. Pro forma organic growth for the Company was 10% for the fourth quarter of 2011 and 9% for the full year 2011.

Operating Expenses

The Company’s cost of goods sold was $182.0 million in the fourth quarter of 2011, and represented 28% of product sales, as compared to $210.6 million in the fourth quarter of 2010, representing 43% of product sales. Cost of goods sold in the fourth quarter of 2011 included an $18.3 million fair value adjustment to inventory, amortization and other non-GAAP items, while the comparable quarter in 2010 included $60.4 million fair value adjustment to inventory and other non-GAAP items related to acquisitions. Excluding the adjustments, cost of goods for the fourth quarter of 2011 and 2010 were 25% and 31% of product sales, respectively.

Selling, General and Administrative (SG&A) expenses were $148.5 million in the fourth quarter of 2011 and included a $12.9 million step-up in stock based compensation expenses related to the acquisition of Legacy Valeant. This compares to SG&A expenses of $127.8 million in the fourth quarter of 2010 including a $17.0 million step-up in stock based compensation. Excluding the step-up in stock based compensation expenses related to the acquisition of Legacy Valeant, SG&A as a percentage of product sales in 2011 and 2010 was 21% and 22%, respectively.

Research and Development expenses were $16.8 million in the fourth quarter of 2011, or 2% of revenue, as compared to $18.3 million in the fourth quarter of 2010, or 4% of revenue.

Merger Related Costs & Expenses

We recorded restructuring and acquisition-related costs of $56.7 million in the quarter, virtually all of which arise from acquisitions and are primarily employee severance costs, contract cancellations fees and facility related costs.

Net Income and Cash Flow from Operations

The Company reported net income of $55.9 million for the fourth quarter of 2011, or $0.18 per diluted share. On an adjusted Cash EPS basis, adjusted income was $297.7 million, or $0.94 per diluted share, as compared to guidance of $0.83 to $0.87 per diluted share.

GAAP cash flow from operations, which includes acquisition transaction fees, was $189.8 million in the quarter. Adjusted cash flow from operations was $253.1 million in the fourth quarter of 2011, as compared to guidance of greater than $230 million.

Foreign Currency Impact

Valeant’s foreign operations having a functional currency other than the U.S. dollar are translated into U.S. dollars at the exchange rate prevailing at the balance sheet date, and at the average exchange rate for the reporting period for revenue and expense accounts. Due to the strengthening of the U.S. dollar in the fourth quarter of 2011, product sales were negatively impacted by approximately $36 million as compared to originally budgeted rates, consistent with previously announced expectations.

In connection with the acquisition of iNova, Valeant entered into foreign currency forward-exchange contracts to buy AUD$625.0 million, which were settled on December 20, 2011. The Company recorded a $16.4 million foreign exchange gain on the settlement of these contracts, which was recognized in Other Income in the consolidated statements of income for the year ended December 31, 2011.

Cash EPS for the fourth quarter of 2011 was negatively impacted by foreign currency by approximately $0.06 per diluted share, which was offset by the positive impact of approximately $0.05 related to the foreign currency forward-exchange contracts entered into as part of the iNova transaction.

Acquisitions Completed in the Fourth Quarter

During the fourth quarter of 2011, Valeant completed four strategic transactions including: iNova, a company that sells and distributes a range of prescription and OTC products in Australia, New Zealand, Southeast Asia and South Africa; Dermik, a dermatological unit of Sanofi in the U.S. and Canada that manufactures, markets and sells a range of therapeutic and aesthetic dermatology products; Ortho Dermatologics, a division of Janssen Pharmaceuticals, Inc. that develops products to treat skin disorders; and Afexa Life Sciences, Inc., a Canadian company that markets several consumer brands, such as COLD-FX®, Canada’s leading OTC cold and flu treatment, and COLDSORE-FX®, a topical OTC cold sore treatment.

2012 Guidance

The Company is not updating 2012 annual guidance of $3.95 - $4.20 Cash EPS provided on January 6, 2012. This guidance does not include transactions announced so far in 2012 and future acquisitions.

Conference Call and Webcast Information

The Company will host a conference call and a live Internet webcast along with a slide presentation today at 10:00 a.m. ET (7:00 a.m. PT), February 27, 2012 to discuss its fourth quarter financial results for 2011. The dial-in number to participate on this call is (877) 876-8393, confirmation code 49361027. International callers should dial (973) 200-3961, confirmation code 49361027. A replay will be available approximately two hours following the conclusion of the conference call through March 5, 2012 and can be accessed by dialing (855) 859-2056, or (404) 537-3406, confirmation code 49361027. The live webcast of the conference call may be accessed through the investor relations section of the Company’s corporate website at www.valeant.com.

About Valeant

Valeant Pharmaceuticals International, Inc. (NYSE/TSX:VRX) is a multinational specialty pharmaceutical company that develops and markets a broad range of pharmaceutical products primarily in the areas of neurology, dermatology and branded generics. More information about Valeant can be found at www.valeant.com.

Forward-looking Statements

This press release may contain forward-looking statements, including, but not limited to, statements regarding our business model, performance and results of operations, and anticipated Cash EPS for 2012, anticipated closing of pending acquisitions and share repurchases and financing alternatives. Forward-looking statements may be identified by the use of the words “anticipates,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “will,” “believes,” “estimates,” “potential,” or “continue” and variations or similar expressions. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties discussed in the company's most recent annual or quarterly report filed with the Securities and Exchange Commission (“SEC”) and risks and uncertainties relating to future acquisitions, integration of acquired businesses and results of operations, as detailed from time to time in Valeant’s filings with the SEC and the Canadian Securities Administrators (“CSA”), which factors are incorporated herein by reference. Readers are cautioned not to place undue reliance on any of these forward-looking statements. Valeant undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect actual outcomes.

Note on Guidance

The guidance contained in this press release is only effective as of the date given, January 6, 2012, and will not be updated or confirmed until the Company publicly announces updated or affirmed guidance.

Non-GAAP Information

To supplement the financial measures prepared in accordance with generally accepted accounting principles (GAAP), the company uses non-GAAP financial measures that exclude certain items, such as amortization of inventory step-up, stock-based compensation step-up, restructuring and acquisition-related costs, acquired in-process research and development ("IPR&D"), legal settlements, amortization and other non-cash charges, amortization of deferred financing costs, debt discounts and ASC 470-20 (FSP APB 14-1) interest, loss on extinguishment of debt, and (gain) loss on investments, net, and adjusts tax expense to cash taxes. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. By disclosing non-GAAP financial measures, management intends to provide investors with a meaningful, consistent comparison of the company’s core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Financial Tables follow.

###

Valeant Pharmaceuticals International, Inc.	Table 1

Condensed Consolidated Statement of Income

For the Three and Twelve Months Ended December 31, 2011 and 2010

	Three Months Ended December 31,			Twelve Months Ended December 31,
(In thousands, except per share data)	2011	2010(a)	% Change	2011	2010(a)	% Change
Product sales	$654,171	$488,721	34%	$2,255,050	$1,133,371	NM
Alliance and royalty	25,600	19,963	28%	172,473	35,109	NM
Service and other	8,682	5,880	48%	35,927	12,757	NM

Total revenues	688,453	514,564	34%	2,463,450	1,181,237	NM

Cost of goods sold (exclusive amortization of intangible assets shown separately below)	181,983	210,648	-14%	683,750	395,595	NM
Cost of services	2,628	2,944	-11%	12,311	10,155	NM
Cost of alliances	36	—		30,771	—	NM
Selling, general and administrative (“SG&A”)	148,508	127,752	16%	572,472	276,546	NM
Research and development	16,777	18,324	-8%	65,687	68,311	NM
Contingent consideration fair value adjustments	(20,028)	—		(10,986)	—	NM
Acquired in-process research and development	105,200	28,000	276%	109,200	89,245	NM
Legal settlements	9,441	14,110	-33%	11,841	52,610	NM
Restructuring and acquisition-related costs	56,718	44,078	29%	130,631	179,102	NM
Amortization of intangible assets	192,798	117,660	64%	557,814	219,758	NM

	694,061	563,516	23%	2,163,491	1,291,322

Operating income (loss)	(5,608)	(48,952)	-89%	299,959	(110,085)
Interest expense, net	(94,055)	(52,564)	79%	(330,442)	(88,787)
Loss on extinguishment of debt	(3,519)	(32,413)	-89%	(36,844)	(32,413)
Gain (loss) on investments, net	(11)	—		22,776	(5,552)
Other income (expense), net including translation and exchange	26,487	229	NM	26,551	574

Income (loss) before (recovery) provision for income taxes	(76,706)	(133,700)	-43%	(18,000)	(236,263)
Recovery of income taxes	(132,561)	(102,570)	29%	(177,559)	(28,070)

Net income (loss)	$55,855	$(31,130)		$159,559	$(208,193)

Earnings per share:
Basic:
Net income (loss)	$0.18	$(0.10)		$0.52	$(1.06)

Shares used in per share computation	308,706	302,005		304,655	195,808

Diluted:
Net income (loss)	$0.18	$(0.10)		$0.49	$(1.06)

Shares used in per share computation	317,390	302,005		326,119	195,808

(a)	Prior year amounts have been modified to conform to the 2011 disclosure.

Valeant Pharmaceuticals International, Inc.	Table 2

Reconciliation of GAAP EPS to Adjusted Non-GAAP (Cash) EPS

For the Three and Twelve Months Ended December 31, 2011 and 2010

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In thousands, except per share data)	2011	2010(a)	2011	2010(a)
Net income (loss)	$55,855	$(31,130)	$159,559	$(208,193)
Non-GAAP adjustments (b)(c):
Inventory step-up (d)	10,317	53,266	59,256	53,266
Alliance product assets & pp&e step-up (e)	214	—	19,692	—
Stock-based compensation step-up (f)	12,936	17,040	63,492	17,040
Contingent consideration fair value adjustment	(20,028)	—	(10,986)	—
Restructuring, integration and acquisition-related costs (g)	56,718	44,078	130,631	179,102
Acquired in-process research and development (IPR&D)	105,200	28,000	109,200	89,245
Legal settlements	9,441	14,110	11,841	52,610
Amortization and other non-cash charges	198,080	122,729	569,977	232,954

	372,878	279,223	953,103	624,217
Amortization of deferred financing costs, debt discounts and ASC 470-20 (FSP APB 14-1) interest	8,069	3,624	27,103	21,472
Loss on extinguishment of debt	3,519	32,413	36,844	32,413
(Gain) loss on assets held for sale/impairment, net	3,199	—	3,199	—
(Gain) loss on investments, net	—	—	(1,769)	5,552
Tax	(145,861)	(118,870)	(222,959)	(54,370)

Total adjustments	241,804	196,390	795,521	629,284
Adjusted income	$297,659	$165,260	$955,080	$421,091

GAAP earnings per share - diluted	$0.18	$(0.10)	$0.49	$(1.06)

Adjusted Non-GAAP (Cash) earnings per share - diluted	$0.94	$0.50	$2.93	$2.05

Shares used in diluted per share calculation - Adjusted Non-GAAP (Cash) earnings per share	317,390	330,452	326,119	205,529

(a)	Prior year non-GAAP adjustments have been modified to conform to the 2011 disclosure.
(b)	To supplement the financial measures prepared in accordance with generally accepted accounting principles (GAAP), the company uses non-GAAP financial measures that exclude certain items, such as amortization of inventory step-up, amortization of alliance product assets & pp&e step up, stock-based compensation step-up, contingent consideration fair value adjustments, restructuring, integration and acquisition-related costs, acquired in-process research and development (“IPR&D”), legal settlements outside the ordinary course of business, amortization and other non-cash charges, amortization of deferred financing costs, debt discounts and ASC 470-20 (FSP APB 14-1) interest, loss on extinguishment of debt, (gain) loss on assets held for sale/impairment, net, (gain) loss on investments, net, and adjusts tax expense to cash taxes. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. By disclosing non-GAAP financial measures, management intends to provide investors with a meaningful, consistent comparison of the company’s core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP. Therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.
(c)	This table includes Adjusted Non-GAAP (Cash) Earnings Per Share, which is a non-GAAP financial measure that represents earnings per share, excluding amortization of inventory step-up, alliance product assets & pp&e step up, stock-based compensation step-up, contingent consideration fair value adjustments, restructuring, integration and acquisition-related costs, acquired in-process research and development (“IPR&D”), legal settlements outside the ordinary course of business, amortization and other non-cash charges, amortization of deferred financing costs, debt discounts and ASC 470-20 (FSP APB 14-1) interest, loss on extinguishment of debt, (gain) loss on assets held for sale/impairment, (gain) loss on investments, net, and adjusts tax expense to cash taxes.
(d)	ASC 805, accounting for business combinations requires an inventory fair value step-up. The impact of the amortization of this step-up is included in cost of goods sold. For the three and twelve months ended December 31, 2011 the total impact is $10.3 million and $59.3 million, respectively. For the three and twelve months ended December 31, 2011 a total of $0.0 million and $27.3 million related to the merger with Valeant Pharmaceutical International, $0.7 million and $1.2 million related to the acquisition of Ganehill Pty Limited on April 4, 2011, $0.0 million and $18.8 million related to the acquisition of PharmaSwiss SA on March 10, 2011, $2.9 million and $5.3 million related to the acquisition of Sanitas on August 19th, 2011, $2.1 million and $2.1 million related to acquisition of Afexa on October 17th, 2011, $0.7 million and $0.7 million related to acquisition of Ortho Dermatologics on December 12th, 2011, $2.8 million and $2.8 million related to the acquisition of Dermik on December 16th, 2011, and $1.1 million and $1.1 million related to acquisition of iNova on December 21st, 2011, respectively.
(e)	Alliance product assets & pp&e step-up represents the step up to fair market value from Legacy Valeant’s original cost resulting from the merger of Legacy Valeant into Legacy Biovail. The impact of the amortization of this step-up is included in cost of alliance and royalty & SG&A. For the three and twelve months ended December 31, 2011 the total impact is $0.2 million and $19.7 million, respectively.
(f)	Total stock-based compensation for the three and twelve months ended December 31, 2011 was $20.6 million and $93.0 million, of which $12.9 million and $63.5 million reflect the amortization of the fair value step-up increment resulting from the merger, respectively.
(g)	Restructuring, integration and acquisition-related costs for the three and twelve months ended December 31, 2011 represent costs related to the merger of Legacy Valeant and Legacy Biovail, the acquisitions of PharmaSwiss SA, Sanitas, Afexa, Ortho Dermatologics, Dermik and iNova. These include $5.9 million and $23.9 million related to facility related costs, $7.8 million and $24.7 million related to contract cancellation fees, consulting, legal and other, $15.0 million and $29.3 million related to employee severance costs, $0.5 million and $3.4 million related to increases in deferred stock unit values related to directors retired as a result of the merger between Legacy Valeant and Legacy Biovail, $20.1 million and $33.0 million related to acquisition costs, $2.8 million and $7.2 million related to manufacturing integration, $1.6 million and $1.6 million related to co-promote expenses and $3.0 million and $7.5 million related to wind down costs, respectively.

Valeant Pharmaceuticals International, Inc.	Table 2 (a)

Reconciliation of Non-GAAP Adjustments

For the Three Months Ended December 31, 2011 and 2010

	Three Months Ended December 31, 2011
	Inventory step-up	Alliance product assets & pp&e step-up	Stock-based compensation step-up	Contingent consideration fair value adjustment	Restructuring, integration and acquisition- related costs	Acquired in- process research and development (IPR&D)	Legal settlements	Amortization and other non-cash charges	Amortization of deferred financing costs, debt discounts and ASC 470-20 (FSP APB 14-1) interest	Loss on extinguishment of debt	Gain (loss) on assets held for sale/ impairment, net	Tax
Product Sales	—	—	—	—	—	—	—	268	—	—	—	—
Cost of goods sold (exclusive amortization of intangible assets shown separately below)	10,317	57	88	—	—	—	—	5,014	—	—	2,797	—
Selling, general and administrative (“SG&A”)	—	157	12,723	—	—	—	—	—	—	—	402	—
Research and development	—	—	125	—	—	—	—	—	—	—	—	—
Acquired in-process research and development	—	—	—	—	—	105,200	—	—	—	—	—	—
Legal settlements	—	—	—	—	—	—	9,441	—	—	—	—	—
Contingent consideration fair value adjustments	—	—	—	(20,028)	—	—	—	—	—	—	—	—
Restructuring and acquisition-related costs	—	—	—	—	56,718	—	—	—	—	—	—	—
Amortization of intangible assets	—	—	—	—	—	—	—	192,798	—	—	—	—
Interest expense, net	—	—	—	—	—	—	—	—	8,069	—	—	—
Loss on extinguishment of debt	—	—	—	—	—	—	—	—	—	3,519	—	—
Tax	—	—	—	—	—	—	—	—	—	—	—	(145,861)

Total Adjustments	$10,317	$214	$12,936	$(20,028)	$56,718	$105,200	$9,441	$198,080	$8,069	$3,519	$3,199	$(145,861)

	Three Months Ended December 31, 2010
	Inventory step-up	Stock-based compensation step-up	Restructuring, integration and acquisition- related costs	Acquired in- process research and development (IPR&D)	Legal settlements	Amortization and other non- cash charges	Amortization of deferred financing costs, debt discounts and ASC 470- 20 (FSP APB 14-1) interest	Loss on extinguishment of debt	Tax
Product Sales	—	—	—	—	—	268	—	—	—
Cost of goods sold (exclusive amortization of intangible assets shown separately below)	53,266	—	—	—	—	7,125	—	—	—
Selling, general and administrative (“SG&A”)	—	17,040	—	—	—	(2,586)	—	—	—
Acquired in-process research and development	—	—	—	28,000	—	—	—	—	—
Legal settlements	—	—	—	—	14,110	—	—	—	—
Restructuring and acquisition-related costs	—	—	44,078	—	—	—	—	—	—
Amortization of intangible assets	—	—	—	—	—	117,660	—	—	—
Interest expense, net	—	—	—	—	—	—	3,624	—	—
Loss on extinguishment of debt	—	—	—	—	—	—	—	32,413	—
Tax	—	—	—	—	—	262	—	—	(118,870)

Total Adjustments	$53,266	$17,040	$44,078	$28,000	$14,110	$122,729	$3,624	$32,413	$(118,870)

Valeant Pharmaceuticals International, Inc.	Table 2 (b)

Reconciliation of Non-GAAP Adjustments

For the Twelve Months Ended December 31, 2011 and 2010

	Twelve Months Ended December 31, 2011
	Inventory step-up	Alliance product assets & pp&e step-up	Stock-based compensation step-up	Contingent consideration fair value adjustment	Restructuring, integration and acquisition- related costs	Acquired in- process research and development (IPR&D)	Legal settlements	Amortization and other non-cash charges	Amortization of deferred financing costs, debt discounts and ASC 470-20 (FSP APB 14-1) interest	Loss on extinguishment of debt	Gain (loss) on assets held for sale/impairment, net	Gain (loss) on investments, net	Tax
Product Sales	—	—	—	—	—	—	—	1,072	—	—	—	—	—
Cost of goods sold (exclusive amortization of intangible assets shown separately below)	59,256	426	617	—	—	—	—	11,091	—	—	2,797	—	—
Cost of alliances	—	18,837	—	—	—	—	—	—	—	—	—	—	—
Selling, general and administrative (“SG&A”)	—	429	62,124	—	—	—	—	—	—	—	402	—	—
Research and development	—	—	751	—	—	—	—	—	—	—	—	—	—
Contingent consideration fair value adjustments	—	—	—	(10,986)	—	—	—	—	—	—	—	—	—
Acquired in-process research and development	—	—	—	—	—	109,200	—	—	—	—	—	—	—
Legal settlements	—	—	—	—	—	—	11,841	—	—	—	—	—	—
Restructuring and acquisition-related costs	—	—	—	—	130,631	—	—	—	—	—	—	—	—
Amortization of intangible assets	—	—	—	—	—	—	—	557,814	—	—	—	—	—
Interest expense, net	—	—	—	—	—	—	—	—	27,103	—	—	—	—
Loss on extinguishment of debt	—	—	—	—	—	—	—	—	—	36,844	—	—	—
Gain (loss) on investments, net	—	—	—	—	—	—	—	—	—	—	—	(1,769)	—
Tax	—	—	—	—	—	—	—	—	—	—	—	—	(222,959)

Total Adjustments	$59,256	$19,692	$63,492	$(10,986)	$130,631	$109,200	$11,841	$569,977	$27,103	$36,844	$3,199	$(1,769)	$(222,959)

	Twelve Months Ended December 31, 2010
	Inventory step-up	Stock-based compensation step-up	Restructuring, integration and acquisition- related costs	Acquired in- process research and development (IPR&D)	Legal settlements	Amortization and other non- cash charges	Amortization of deferred financing costs, debt discounts and ASC 470- 20 (FSP APB 14-1) interest	Loss on extinguishment of debt	Gain (loss) on investments, net	Tax
Product Sales	—	—	—	—	—	1,072	—	—	—	—
Cost of goods sold (exclusive amortization of intangible assets shown separately below)	53,266	—	—	—	—	13,660	—	—	—	—
Selling, general and administrative (“SG&A”)	—	17,040	—	—	—	(2,586)	—	—	—	—
Legal settlements	—	—	—	—	52,610	—	—	—	—	—
Restructuring and acquisition-related costs	—	—	179,102	—	—	—	—	—	—	—
Acquired in-process research and development	—	—	—	89,245	—	—	—	—	—	—
Amortization of intangible assets	—	—	—	—	—	219,758	—	—	—	—
Interest expense, net	—	—	—	—	—	—	21,472	—	—	—
Loss on extinguishment of debt	—	—	—	—	—	—	—	32,413	—	—
Gain (loss) on investments, net	—	—	—	—	—	—	—	—	5,552	—
Tax	—	—	—	—	—	1,050	—	—	—	(54,370)

Total Adjustments	$53,266	$17,040	$179,102	$89,245	$52,610	$232,954	$21,472	$32,413	$5,552	$(54,370)

Valeant Pharmaceuticals International, Inc.	Table 3
Statement of Revenue - by Segment
For the Three and Twelve Months Ended December 31, 2011 and 2010
(In thousands)

	Three Months Ended December 31,
	2011 GAAP	2010 GAAP	% Change (c)	2011 currency impact	2011 excluding currency impact non-GAAP	% Change (c)
Revenue (a)(b)
U.S. Neurology & Other	$202,899	$212,899	-5%	$—	$202,899	-5%
U.S. Dermatology	174,096	103,896	68%	(17)	174,079	68%

Total U.S.	376,995	316,795	19%	(17)	376,978	19%
Canada/Australia	101,352	80,422	26%	1,033	102,385	27%

Specialty Pharmaceuticals	478,347	397,217	20%	1,016	479,363	21%

Branded Generics - Europe	144,335	48,310	199%	9,192	153,527	218%
Branded Generics - Latin America	65,771	69,037	-5%	5,491	71,262	3%

Branded Generics	210,106	117,347	79%	14,683	224,789	92%

Total Revenue	$688,453	$514,564	34%	$15,699	$704,152	37%

	Twelve Months Ended December 31,
	2011 GAAP	2010 GAAP	% Change (c)	2011 currency impact	2011 excluding currency impact non-GAAP	% Change (c)
Revenue (a)(b)
U.S. Neurology & Other	$829,289	$658,312	26%	$—	$829,289	26%
U.S. Dermatology	568,298	219,008	159%	(371)	567,927	159%

Total U.S.	1,397,587	877,320	59%	(371)	1,397,216	59%
Canada/Australia	340,240	161,568	111%	(17,828)	322,412	100%

Specialty Pharmaceuticals	1,737,827	1,038,888	67%	(18,199)	1,719,628	66%
Branded generics - Europe	470,783	73,312	542%	(12,220)	458,563	525%
Branded generics - Latin America	254,840	69,037	269%	(5,823)	249,017	261%

Branded Generics	725,623	142,349	410%	(18,043)	707,580	397%

Total Revenue	$2,463,450	$1,181,237	109%	$(36,242)	$2,427,208	105%

(a)	Note: Currency effect for constant currency sales is determined by comparing 2011 reported amounts adjusted to exclude currency impact, calculated using 2010 monthly average exchange rates, to the actual 2010 reported amounts. Constant currency sales is not a GAAP-defined measure of revenue growth. Constant currency sales as defined and presented by us may not be comparable to similar measures reported by other companies.
(b)	See footnote (b) to Table 2.
(c)	The % change reflects revenue for the combined company for the three months ended December 31, 2011 as compared to the combined company for the three months ended December 31, 2010. The % change for the twelve months ended December 31, 2011 is as compared to Legacy Biovail only for nine months ended September 30, 2010 and combined company for three months ended December 31, 2010.

Valeant Pharmaceuticals International, Inc.	Table 4

Reconciliation of GAAP Statement of Cost of Goods Sold to Non-GAAP Statement Cost of Goods Sold - by Segment

For the Three and Twelve Months Ended December 31, 2011

(In thousands)

4.1	Cost of goods sold (a)	Three Months Ended December 31,
		2011 as reported GAAP	% of product sales	2011 fair value step-up adjustment to inventory and Other non- GAAP(b)	2011 excluding fair value step-up adjustment to inventory and Other non-GAAP	% of product sales
	U.S. Neurology & Other	$34,937	18%	$2,025	$32,912	17%
	U.S. Dermatology	18,882	12%	1,721	17,161	11%
	Canada/Australia	32,070	32%	8,506	23,564	23%
	Branded Generics - Europe	68,900	49%	2,952	65,948	47%
	Branded Generics - Latin America	27,085	41%	2,981	24,104	37%
	Corporate	109		88	21

		$181,983	28%	$18,273	$163,710	25%

		Twelve Months Ended December 31,
		2011 as reported GAAP	% of product sales	2011 fair value step-up adjustment to inventory and Other non- GAAP(b)	2011 excluding fair value step-up adjustment to inventory and Other non-GAAP	% of product sales
	U.S. Neurology & Other	$148,128	19%	$17,550	$130,578	17%
	U.S. Dermatology	74,179	17%	9,418	64,761	15%
	Canada/Australia	106,609	31%	12,141	94,468	28%
	Branded Generics - Europe	245,453	52%	26,525	218,928	48%
	Branded Generics - Latin America	108,271	42%	7,936	100,335	39%
	Corporate	1,110		617	493

		$683,750	30%	$74,187	$609,563	27%

(a)	See footnote (b) to Table 2.
(b)	For the three and twelve months ended December 31, 2011 U.S. Neurology and Other and U.S. Dermatology include $0.0 million and $9.4 million and $1.7 million and $9.4 million of fair value step-up adjustment to inventory, respectively and in the three and twelve months ended December 31, 2011, U.S. Neurology and Other includes $2.0 million and $8.1 million of amortization. For the three and twelve months ended December 31, 2011 Canada/Australia includes $5.7 million and $9.6 million of fair value step up adjustment to inventory, respectively and in the three and twelve months ended December 31, 2011, Canada/Australia includes $2.8 million and $2.5 million of accelerated depreciation and PP&E step-up. For the three and twelve months ended December 31, 2011 Branded Generics-Latin America includes $0.0 million and $5.0 million of fair value step up adjustment to inventory, respectively and in the three and twelve months ended December 31, 2011, Branded Generics-Latin America includes $2.9 million and $2.9 million of inventory write-offs. For the three and twelve months ended December 31, 2011 Corporate includes $0.0 million and $0.6 million of stock base compensation step up.

Valeant Pharmaceuticals International, Inc.	Table 5
Consolidated Balance Sheet and Other Data
(In thousands)

5.1	Cash	As of December 31, 2011	As of December 31, 2010
	Cash and cash equivalents	$164,111	$394,269
	Marketable securities	6,338	6,083

	Total cash and marketable securities	$170,449	$400,352

	Debt
	Revolving credit facility	$220,000	$—
	New Term loan A facility, net of unamortized debt discount of $39,480	2,185,520	—
	Term loan A facility	—	975,000
	Senior notes	4,228,480	2,185,822
	Convertible notes	17,011	417,555
	Other	—	16,900

		6,651,011	3,595,277
	Less: Current portion	(111,250)	(116,900)

		$6,539,761	$3,478,377

5.2	Summary of Cash Flow Statement	Three Months Ended December 31,
		2011	2010
	Cash flow provided by (used in):
	Net cash provided by (used in) operating activities (GAAP)	$189,780	$(1,399)
	Restructuring and acquisition-related costs	56,718	44,078
	Payment of accrued legal settlements	9,441	38,500
	Effect of ASC 470-20 (FSP APB 14-1)	1,390	4,934
	Tax Benefit from Stock Options Exercised (a)	(7,125)	—
	Working Capital changes from Ortho and Dermik	21,434	—
	Changes in working capital related to restructuring and acquisition-related costs	(18,510)	122,939

	Adjusted cash flow from operations (Non-GAAP) (b)	$253,128	$209,052

(a)	Includes stock option tax benefit which will reduce taxes in future periods.
(b)	See footnote (b) to Table 2.

Valeant Pharmaceuticals International
Proforma Organic Growth - by Segment
For the Three and Twelve Months Ended December 31, 2011
(In thousands)

	Three Month Ending December 31,
	(a) (b)	(a) (c)	(d)				(e)
	December 2011	December 2010	Total Proforma Acquisitions	Total Proforma QTD 2010	Divestitures/ Discontinuations	% Change	December 2011 currency impact	December 2011 excluding currency impact	% Change
U.S Dermatology	$151,360	$90,330	$20,083	$108,715	$1,698	39%	$—	$151,360	39%
U.S. Neurology & Other	195,879	201,470	—	201,470	—	-3%	—	195,879	-3%
Total U.S.	347,239	291,800	20,083	310,185	1,698	12%	—	347,239	12%
Canada/Australia	100,017	79,573	8,312	87,885	—	14%	271	100,288	14%

Specialty Pharmaceuticals	447,256	371,373	28,395	398,070	1,698	12%	271	447,527	12%
Branded generics - Latin America	65,771	69,038	—	69,038	—	-5%	5,492	71,263	3%
Branded generics - Europe	141,144	48,310	91,329	139,639	—	1%	8,695	149,839	7%

Branded Generics	206,915	117,348	91,329	208,677	—	-1%	14,187	221,102	6%

Total product sales	$654,171	$488,721	$119,724	$606,747	$1,698	8%	$14,458	$668,629	10%

Add: JV Revenue (f)	1,048	177	—	177	—		—	1,048

Total	$655,219	$488,898	$119,724	$606,924	$1,698	8%	$14,458	$669,677	10%

	Twelve Months Ended December 31,
	(a) (b)	(a) (c)	(d)				(e)
	December 2011	December 2010	Total Proforma Acquisitions	Total Proforma YTD 2010	Divestitures/ Discontinuations	% Change	December 2011 currency impact	December 2011 excluding currency impact	% Change
U.S Dermatology	$437,663	$306,664	$35,614	$336,923	$5,355	32%	$—	$437,663	32%
U.S. Neurology & Other	767,222	780,681	20,625	801,306	—	-4%	—	767,222	-4%
Total U.S.	1,204,885	1,087,345	56,239	1,138,229	5,355	6%	—	1,204,885	6%
Canada/Australia	334,794	268,033	13,346	281,379	—	19%	(17,606)	317,188	13%

Specialty Pharmaceuticals	1,539,679	1,355,378	69,585	1,419,608	5,355	9%	(17,606)	1,522,073	8%
Branded generics - Latin America	254,840	214,406	6,471	220,877	—	15%	(5,822)	249,018	13%
Branded generics -Europe	460,531	198,138	209,260	407,398	—	13%	(11,588)	448,943	10%

Branded Generics	715,371	412,544	215,731	628,275	—	14%	(17,410)	697,961	11%

Total product sales	$2,255,050	$1,767,922	$285,316	$2,047,883	$5,355	10%	$(35,016)	$2,220,034	9%

Add: JV Revenue (f)	3,361	659	—	659	—		—	3,361

Total	$2,258,411	$1,768,581	$285,316	$2,048,542	$5,355	11%	$(35,016)	$2,223,395	9%

(a)	See footnote (b) to Table 2.
(b)	Includes all acquisitions.
(c)	Total Q4 revenue of $514.6 million also includes $5.5 million and $20.4 million of Service, Alliance and Royalty revenue recorded by Legacy Biovail and Legacy Valeant, respectively. Combined YTD proforma revenue includes Legacy Biovail and Legacy Valeant product sales of $879.2 million and $888.7 million, respectively. Total proforma revenue of $1,928.3 million also includes $27.6 million and $132.8 million of Service, Alliance and Royalty revenue recorded by Legacy Biovail and Legacy Valeant, respectively.
(d)	Includes proforma historical revenue for acquisitions with a purchase price > $20 million.
(e)	See footnote (a) to Table 3.
(f)	Represents Valeant’s attributable portion of revenue from joint ventures (JV) not included in Consolidated Valeant revenues.